UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 7, 2008

IPC Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

0-27662	Not Applicable
(Commission File Number)	(I.R.S. Employer Identification No.)

29 Richmond Road Pembroke, Bermuda	HM 08
(Address of principal executive offices)	(Zip Code)

(441) 298-5100

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

Effective July 7, 2008, IPCRe Limited, a wholly-owned subsidiary of IPC Holdings, Ltd., retained an investment manager to manage on a discretionary basis approximately $100,000,000 of its assets in a structured products portfolio of securities backed by first lien residential mortgages guaranteed by Government National Mortgage Association (Ginnie Mae), Federal National Mortgage Association (Fannie Mae) or Federal Home Loan Mortgage Corporation (Freddie Mac), collateralized mortgage obligations guaranteed by one of those U.S. governmental agencies, non-agency AAA-rated mortgage-backed securities and U.S. treasuries and bonds. Investments of the portfolio are subject to the investment objectives, guidelines and limitations specified in the investment management agreement with the investment manager.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IPC HOLDINGS, LTD.

By	/s/ Melanie J. Saunders
Name:	Melanie J. Saunders
Title:	Company Secretary

Date: July 7, 2008